Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2024 Results
DELAWARE, Ohio (December 4, 2024) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fourth quarter and fiscal 2024 results.
Fiscal Fourth Quarter 2024 Financial Highlights:
(all results compared to the fourth quarter 2023 unless otherwise noted)
•Net income decreased 6.5% to $63.4 million or $1.08 per diluted Class A share compared to net income of $67.8 million or $1.16 per diluted Class A share. Net income, excluding the impact of adjustments(1), decreased 29.3% to $65.5 million or $1.13 per diluted Class A share compared to net income, excluding the impact of adjustments, of $92.6 million or $1.59 per diluted Class A share.
•Adjusted EBITDA(2) decreased 2.0% to $197.6 million compared to Adjusted EBITDA of $201.6 million.
•Net cash provided by operating activities decreased by $16.3 million to $187.2 million. Adjusted free cash flow(3) increased by $8.5 million to $144.7 million.
Fiscal Year Results Include:
(all results compared to the fiscal year 2023 unless otherwise noted):
•Net income decreased 27.0% to $262.1 million or $4.52 per diluted Class A share compared to net income of $359.2 million or $6.15 per diluted Class A share. Net income, excluding the impact of adjustments, decreased 30.9% to $249.5 million or $4.31 per diluted Class A share compared to net income, excluding the impact of adjustments, of $361.2 million or $6.19 per diluted Class A share.
•Adjusted EBITDA decreased 15.6% to $694.2 million compared to Adjusted EBITDA of $822.2 million.
•Net cash provided by operating activities decreased by $293.5 million to $356.0 million. Adjusted free cash flow decreased by $291.4 million to $189.8 million.
•Total debt increased by $525.5 million to $2,740.6 million. Net debt(4) increased by $508.7 million to $2,542.9 million. The Company's leverage ratio(5) increased to 3.53x from 2.2x in the prior year quarter, and decreased from 3.64x sequentially.
Strategic Actions and Announcements
•Hosting Investor Day on December 11, 2024, at Convene: 75 Rockefeller Plaza in New York City.
•Completed previously announced business model optimization project to fully leverage our core competitive advantages and facilitate accelerated growth. This operating model change will result in the following four new reportable segments beginning in the first quarter of 2025: Customized Polymer Solutions; Durable Metal Solutions; Sustainable Fiber Solutions; and Integrated Solutions.
•Related to our new segments, on Thursday, December 5, 2024, we will be releasing online the previous eight quarters of segment financial highlights to assist our investor community in modeling our new reportable segments. This information will be made available at our investor relations site https://investor.greif.com/.
•Announcing targeted cost optimization effort to eliminate $100 million of structural costs from the business through a combination of SG&A rationalization, network optimization, and operating efficiency gains. More information on this effort will be provided at our upcoming Investor Day.
Commentary from CEO Ole Rosgaard
“I am pleased to report a solid fourth quarter and full year 2024 result, particularly in light of the continuation of this extended period of industrial contraction. While managing the business for the present, we also made significant strides under our Build to Last strategy towards the future, and our executive team and I look forward to sharing more information at our Investor Day

Exhibit 99.1

next week. Our investors can expect an interactive and engaging half day session, and we highly encourage your in-person attendance as we look forward to 2025 and beyond.”
Build to Last Mission Progress
Recently completed our fourteenth wave NPS(6) survey, receiving feedback from nearly five thousand customers globally for a net score of 69, recognized as a world-class score within the manufacturing industry. At our upcoming Investor Day, we plan to further discuss the powerful correlation between NPS, an indicator of our Legendary Customer Service, and financial performance. We thank our customers for their continued feedback, which is critical in helping us achieve our vision to be the best performing customer service company in the world, and we are proud to continue to earn positive feedback from our customers throughout a difficult global operating environment.
(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are acquisition and integration related costs, restructuring charges, non-cash asset impairment charges, non-cash pension settlement charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and other costs.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring charges, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning ("ERP") systems and equipment, plus cash paid for taxes related to Tama, Iowa mill divestment, plus cash paid for fiscal year-end change costs.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the "2022 Credit Agreement"). As calculated under the 2022 Credit Agreement, adjusted net debt was $2,452.3 million, $2,608.5 million, and $1,856.8 million as of October 31, 2024, July 31, 2024 and October 31, 2023, respectively, and trailing twelve month credit agreement EBITDA was $695.0 million, $717.2 million, and $845.9 million as of October 31, 2024, July 31, 2024 and October 31, 2023, respectively.
(6)    Net Promoter Score ("NPS") is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Segment Results (all results compared to the fourth quarter of 2023 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(7) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2024 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from completed acquisitions of Reliance Products Ltd. (“Reliance”) and Ipackchem Group SAS ("Ipackchem") primary products are not included in the table below, but will be included in their respective segments starting in the fiscal first quarter of 2025 for Reliance and fiscal third quarter of 2025 for Ipackchem.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
Currency Translation	—%	—%
Volume	3.7%	0.7%
Selling Prices and Product Mix	0.4%	5.0%
Total Impact of Primary Products	4.1%	5.7%
Global Industrial Packaging
Net sales increased by $65.9 million to $786.9 million primarily due to contributions from recent acquisitions and higher volumes.
Gross profit increased by $12.6 million to $167.0 million due to the same factors that impacted net sales, partially offset by higher raw material, labor and manufacturing costs.
Operating profit decreased by $0.1 million to $75.0 million primarily due to higher SG&A expenses from recent acquisitions, offset by the same factors that impacted gross profit. Adjusted EBITDA increased by $4.0 million to $109.4 million primarily due to the same factors that impacted gross profit, partially offset by higher SG&A expenses from recent acquisitions.
Paper Packaging & Services
Net sales increased by $42.9 million to $624.5 million primarily due to higher average selling prices as a result of higher published containerboard and boxboard prices.
Gross profit decreased by $0.1 million to $118.7 million primarily due to higher raw material and labor costs, offset by the same factors that impacted net sales.
Operating profit increased by $13.4 million to $48.7 million primarily due to lower non-cash impairment charges and restructuring charges related to optimizing and rationalizing operations in the prior year, partially offset by the same factors that impacted gross profit and higher SG&A expenses related to higher health, medical, incentive and pension expenses. Adjusted EBITDA decreased by $8.4 million to $85.3 million primarily due to the same factors that impacted gross profit and higher SG&A expenses related to higher health, medical, incentive and pension expenses.
Tax Summary
During the fourth quarter, we recorded an income tax rate of 21.8 percent and a tax rate excluding the impact of adjustments of 21.9 percent. Note that the application of accounting for income taxes often causes fluctuations in our quarterly effective tax rates. For the full year, we recorded an income tax rate of 10.6 percent and a tax rate excluding the impact of adjustments of 7.4 percent.
Dividend Summary
On December 3, 2024, the Board of Directors declared quarterly cash dividends of $0.54 per share of Class A Common Stock and $0.80 per share of Class B Common Stock. Dividends are payable on January 1, 2025, to stockholders of record at the close of business on December 16, 2024.
(7)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; jerrycans and other small plastics; linerboard, containerboard, corrugated sheets and corrugated containers; and boxboard and tube and core products.

Exhibit 99.1

Company Outlook
Our markets have now experienced a multi-year period of industrial contraction, and we have not identified any compelling demand inflection on the horizon, despite slightly improved year over year volumes. While we believe we are well positioned for an eventual recovery of the industrial economy, at this time we believe it is appropriate to provide only low-end guidance based on the continuation of demand trends reflected in the past year, current price/cost factors in Paper Packaging and Services, and other identifiable discrete items which we will discuss during our fourth quarter earnings release call. Call-in details are provided below.

(in millions, except per share amounts)	Fiscal 2025 Low-End Guidance Estimate
Adjusted EBITDA	$675
Adjusted free cash flow	$225
Note: Fiscal 2025 net income guidance, the most directly comparable GAAP financial measure to Adjusted EBITDA, is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; acquisition and integration related costs; and ongoing initiatives under our Build to Last strategy. No reconciliation of the 2025 low-end guidance estimate of Adjusted EBITDA, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, and (gain) loss on the disposal of properties, plants and equipment, (gain) loss on the disposal of businesses, net, and other costs, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of 2025 low-end guidance estimate of adjusted free cash flow to fiscal 2025 forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.
Conference Call
The Company will host a conference call to discuss the fourth quarter and fiscal 2024 results on December 5, 2024, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register.vevent.com/register/BId6a2105d615e45438d7c615c6b1ce4d5. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on December 5, 2024. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, jerrycans and other small plastics, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides other services for a wide range of industries. In addition, the Company manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Exhibit 99.1

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material shortages, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvii) a cyber-attack, security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction target by 2030, (xxii) legislation/regulation related to environmental and health and safety matters could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Net sales	$1,417.1	$1,308.4	$5,448.1	$5,218.6
Cost of products sold	1,128.4	1,032.7	4,377.3	4,072.5
Gross profit	288.7	275.7	1,070.8	1,146.1
Selling, general and administrative expenses	157.5	136.8	634.5	549.1
Acquisition and integration related costs	2.4	3.5	18.5	19.0
Restructuring charges	3.8	5.2	5.4	18.7
Non-cash asset impairment charges	0.7	16.9	2.6	20.3
(Gain) loss on disposal of properties, plants and equipment, net	(2.4)	0.8	(8.8)	(2.5)
(Gain) loss on disposal of businesses, net	0.1	0.1	(46.0)	(64.0)
Operating profit	126.6	112.4	464.6	605.5
Interest expense, net	39.2	24.8	134.9	96.3
Non-cash pension settlement charges	—	3.5	—	3.5
Other (income) expense, net	0.6	1.4	10.1	11.0
Income before income tax expense and equity earnings of unconsolidated affiliates, net	86.8	82.7	319.6	494.7
Income tax (benefit) expense	18.9	9.9	33.9	117.8
Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.5)	(3.0)	(2.2)
Net income	68.8	73.3	288.7	379.1
Net income attributable to noncontrolling interests	(5.4)	(5.5)	(26.6)	(19.9)
Net income attributable to Greif, Inc.	$63.4	$67.8	$262.1	$359.2
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.09	$1.19	$4.54	$6.22
Class B common stock	$1.64	$1.78	$6.80	$9.32
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.08	$1.16	$4.52	$6.15
Class B common stock	$1.64	$1.78	$6.80	$9.32
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.8	25.5	25.8	25.6
Class B common stock	21.3	21.3	21.3	21.5
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	26.0	26.0	26.0
Class B common stock	21.3	21.3	21.3	21.5

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	October 31, 2024	October 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$197.7	$180.9
Trade accounts receivable	757.1	659.4
Inventories	396.8	338.6
Other current assets	197.1	190.2
	1,548.7	1,369.1
LONG-TERM ASSETS
Goodwill	1,953.7	1,693.0
Intangible assets	937.1	792.2
Operating lease assets	284.5	290.3
Other long-term assets	270.3	253.6
	3,445.6	3,029.1
PROPERTIES, PLANTS AND EQUIPMENT, NET	1,652.1	1,562.6
	$6,646.4	$5,960.8
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$530.4	$497.8
Short-term borrowings	18.6	5.4
Current portion of long-term debt	95.8	88.3
Current portion of operating lease liabilities	56.5	53.8
Other current liabilities	310.6	294.0
	1,011.9	939.3
LONG-TERM LIABILITIES
Long-term debt	2,626.2	2,121.4
Operating lease liabilities	230.2	240.2
Other long-term liabilities	537.4	548.3
	3,393.8	2,909.9
REDEEMABLE NONCONTROLLING INTERESTS	129.9	125.3
EQUITY
Total Greif, Inc. equity	2,075.7	1,947.9
Noncontrolling interests	35.1	38.4
	2,110.8	1,986.3
	$6,646.4	$5,960.8

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$68.8	73.3	$288.7	$379.1
Depreciation, depletion and amortization	67.9	61.2	261.3	230.6
Asset impairments	0.7	16.9	2.6	20.3
Pension settlement charges	—	3.5	—	3.5
Deferred income tax expense (benefit)	(23.2)	(27.8)	(76.8)	(28.7)
Gain on disposal of businesses, net	0.1	—	(46.0)	(64.0)
Other non-cash adjustments to net income	8.9	15.7	50.9	50.4
Operating working capital changes	52.4	57.7	(49.9)	151.5
Increase (decrease) in cash from changes in other assets and liabilities	11.6	3.0	(74.8)	(93.2)
Net cash (used in) provided by operating activities	187.2	203.5	356.0	649.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(1.2)	(94.9)	(568.8)	(542.4)
Purchases of properties, plants and equipment	(45.1)	(77.2)	(186.5)	(213.6)
Proceeds from the sale of properties, plants and equipment and businesses, net of impacts from the purchase of acquisitions	93.4	0.6	103.9	113.9
Payments for deferred purchase price of acquisitions	—	(0.4)	(1.7)	(22.1)
Other	(1.6)	(1.6)	(5.2)	(6.0)
Net cash (used in) provided by investing activities	45.5	(173.5)	(658.3)	(670.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt, net	(171.8)	47.6	489.4	290.7
Dividends paid to Greif, Inc. shareholders	(31.2)	(29.8)	(121.0)	(116.5)
Payments for share repurchases	—	—	—	(63.9)
Tax withholding payments for stock-based awards	—	—	(10.6)	(13.7)
Other	(14.4)	(10.1)	(33.5)	(26.9)
Net cash (used in) provided by for financing activities	(217.4)	7.7	324.3	69.7
Effects of exchange rates on cash	(11.8)	(14.5)	(5.2)	(15.2)
Net increase (decrease) in cash and cash equivalents	3.5	23.2	16.8	33.8
Cash and cash equivalents, beginning of period	194.2	157.7	180.9	147.1
Cash and cash equivalents, end of period	$197.7	$180.9	$197.7	$180.9

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2024	2023	2024	2023
Net sales:
Global Industrial Packaging	$786.9	$721.0	$3,124.3	$2,936.8
Paper Packaging & Services	624.5	581.6	2,303.5	2,260.5
Land Management	5.7	5.8	20.3	21.3
Total net sales	$1,417.1	$1,308.4	$5,448.1	$5,218.6
Gross profit:
Global Industrial Packaging	$167.0	$154.4	$669.4	$634.4
Paper Packaging & Services	118.7	118.8	391.6	502.5
Land Management	3.0	2.5	9.8	9.2
Total gross profit	$288.7	$275.7	$1,070.8	$1,146.1
Operating profit:
Global Industrial Packaging	$75.0	$75.1	$341.1	$334.3
Paper Packaging & Services	48.7	35.3	115.6	264.1
Land Management	2.9	2.0	7.9	7.1
Total operating profit	$126.6	$112.4	$464.6	$605.5
EBITDA(8):
Global Industrial Packaging	$108.0	$96.2	$454.8	$415.7
Paper Packaging & Services	83.3	70.4	253.9	398.8
Land Management	3.5	2.6	10.1	9.3
Total EBITDA	$194.8	$169.2	$718.8	$823.8
Adjusted EBITDA(9):
Global Industrial Packaging	$109.4	$105.4	$423.6	$425.4
Paper Packaging & Services	85.3	93.7	261.5	387.9
Land Management	2.9	2.5	9.1	8.9
Total Adjusted EBITDA	$197.6	$201.6	$694.2	$822.2
(8) EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring charges, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus gain (loss) on disposal of properties, plants and equipment, (gain) loss on disposal of businesses, net, plus other costs.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2024	2023	2024	2023
Net income	$68.8	$73.3	$288.7	$379.1
Plus: Interest expense, net	39.2	24.8	134.9	96.3
Plus: Income tax (benefit) expense	18.9	9.9	33.9	117.8
Plus: Depreciation, depletion and amortization expense	67.9	61.2	261.3	230.6
EBITDA	$194.8	$169.2	$718.8	$823.8
Net income	$68.8	$73.3	$288.7	$379.1
Plus: Interest expense, net	39.2	24.8	134.9	96.3
Plus: Non-cash pension settlement charges	—	3.5	—	3.5
Plus: Other (income) expense, net	0.6	1.4	10.1	11.0
Plus: Income tax (benefit) expense	18.9	9.9	33.9	117.8
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.5)	(3.0)	(2.2)
Operating profit	126.6	112.4	464.6	605.5
Less: Non-cash pension settlement charges	—	3.5	—	3.5
Less: Other (income) expense, net	0.6	1.4	10.1	11.0
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.5)	(3.0)	(2.2)
Plus: Depreciation, depletion and amortization expense	67.9	61.2	261.3	230.6
EBITDA	$194.8	$169.2	$718.8	$823.8
Plus: Acquisition and integration related costs	2.4	3.5	18.5	19.0
Plus: Restructuring charges	$3.8	$5.2	$5.4	$18.7
Plus: Non-cash asset impairment charges	0.7	16.9	2.6	20.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(2.4)	0.8	(8.8)	(2.5)
Plus: (Gain) loss on disposal of businesses, net	0.1	0.1	(46.0)	(64.0)
Plus: Non-cash pension settlement charges	—	3.5	—	3.5
Plus: Other costs*	(1.8)	2.4	3.7	3.4
Adjusted EBITDA	$197.6	$201.6	$694.2	$822.2
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(10)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2024	2023	2024	2023
Global Industrial Packaging
Operating profit	$75.0	$75.1	$341.1	$334.3
Less: Non-cash pension settlement charges	—	3.5	—	3.5
Less: Other (income) expense, net	0.9	1.7	11.6	12.6
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.5)	(3.0)	(2.2)
Plus: Depreciation and amortization expense	33.0	25.8	122.3	95.3
EBITDA	$108.0	$96.2	$454.8	$415.7
Plus: Acquisition and integration related costs	1.1	3.4	17.2	12.2
Plus: Restructuring charges	3.0	—	(2.8)	4.2
Plus: Non-cash asset impairment charges	0.8	0.4	1.3	1.9
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(2.6)	0.2	(2.9)	(4.4)
Plus: (Gain) loss on disposal of businesses, net	0.1	0.5	(46.0)	(9.4)
Plus: Non-cash pension settlement charges	—	3.5	—	3.5
Plus: Other costs*	(1.0)	1.2	2.0	1.7
Adjusted EBITDA	$109.4	$105.4	$423.6	$425.4
Paper Packaging & Services
Operating profit	$48.7	$35.3	$115.6	$264.1
Less: Other (income) expense, net	(0.3)	(0.3)	(1.5)	(1.6)
Plus: Depreciation and amortization expense	34.3	34.8	136.8	133.1
EBITDA	$83.3	$70.4	$253.9	$398.8
Plus: Acquisition and integration related costs	1.3	0.1	1.3	6.8
Plus: Restructuring charges	0.8	5.2	8.2	14.5
Plus: Non-cash asset impairment charges	(0.1)	16.5	1.3	18.4
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.8	0.7	(4.9)	2.3
Plus: (Gain) loss on disposal of businesses, net	—	(0.4)	—	(54.6)
Plus: Other costs*	(0.8)	1.2	1.7	1.7
Adjusted EBITDA	$85.3	$93.7	$261.5	$387.9
Land Management
Operating profit	$2.9	$2.0	$7.9	$7.1
Plus: Depreciation, depletion and amortization expense	0.6	0.6	2.2	2.2
EBITDA	$3.5	$2.6	$10.1	$9.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.6)	(0.1)	(1.0)	(0.4)
Adjusted EBITDA	$2.9	$2.5	$9.1	$8.9
Consolidated EBITDA	$194.8	$169.2	$718.8	$823.8
Consolidated Adjusted EBITDA	$197.6	$201.6	$694.2	$822.2
*Includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
(10)Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring charges, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus (gain) loss on disposal of properties, plants and equipment, plus (gain) loss on disposal of businesses, net, plus other costs. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(11)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$187.2	$203.5	$356.0	$649.5
Cash paid for purchases of properties, plants and equipment	(45.1)	(77.2)	(186.5)	(213.6)
Free Cash Flow	$142.1	$126.3	$169.5	$435.9
Cash paid for acquisition and integration related costs	2.4	3.5	18.5	19.0
Cash paid for integration related ERP systems and equipment(12)	0.2	1.0	1.3	4.6
Cash paid for taxes related to Tama, Iowa mill divestment	—	5.4	—	21.7
Cash paid for fiscal year-end change costs	—	—	0.5	—
Adjusted Free Cash Flow	$144.7	$136.2	$189.8	$481.2
(11)Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, net, plus cash paid for integration related ERP systems and equipment, plus cash paid for taxes related to Tama, Iowa mill divestment, plus cash paid for fiscal year-end change costs.
(12) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three Months Ended October 31, 2024	$86.8	$18.9	$(0.9)	$5.4	$63.4	$1.08	21.8%
Acquisition and integration related costs	2.4	0.5	—	—	1.9	0.03
Restructuring charges	3.8	1.0	—	—	2.8	0.05
Non-cash asset impairment charges	0.7	0.2	—	—	0.5	0.01
(Gain) loss on disposal of properties, plants and equipment, net	(2.4)	(0.5)	—	—	(1.9)	(0.03)
(Gain) loss on disposal of businesses, net	0.1	—	—	—	0.1	0.01
Other costs*	(1.8)	(0.5)	—	—	(1.3)	(0.02)
Excluding Adjustments	$89.6	$19.6	$(0.9)	$5.4	$65.5	$1.13	21.9%

Three Months Ended October 31, 2023	$82.7	$9.9	$(0.5)	$5.5	$67.8	$1.16	12.0%
Acquisition and integration related costs	3.5	0.8	—	—	2.7	0.04
Restructuring charges	5.2	1.2	—	—	4.0	0.08
Non-cash asset impairment charges	16.9	4.1	—	—	12.8	0.22
(Gain) loss on disposal of properties, plants and equipment, net	0.8	0.3	—	—	0.5	0.01
(Gain) loss on disposal of businesses, net	0.1	0.3	—	—	(0.2)	(0.01)
Non-cash pension settlement charges	3.5	0.2	—	—	3.3	0.06
Other costs*	2.4	0.7	—	—	1.7	0.03
Excluding Adjustments	$115.1	$17.5	$(0.5)	$5.5	$92.6	$1.59	15.2%

Twelve Months Ended October 31, 2024	$319.6	$33.9	$(3.0)	$26.6	$262.1	$4.52	10.6%
Acquisition and integration related costs	18.5	4.5	—	—	14.0	0.24
Restructuring charges	5.4	1.3	—	—	4.1	0.07
Non-cash asset impairment charges	2.6	0.7	—	—	1.9	0.03
(Gain) loss on disposal of properties, plants and equipment, net	(8.8)	(2.1)	—	—	(6.7)	(0.11)
(Gain) loss on disposal of businesses, net	(46.0)	(17.3)	—	—	(28.7)	(0.49)
Other costs*	3.7	0.9	—	—	2.8	0.05
Excluding Adjustments	$295.0	$21.9	$(3.0)	$26.6	$249.5	$4.31	7.4%

Twelve Months Ended October 31, 2023	$494.7	$117.8	$(2.2)	$19.9	$359.2	$6.15	23.8%
Acquisition and integration related costs	19.0	4.6	—	—	14.4	0.24
Restructuring charges	18.7	4.4	—	0.1	14.2	0.25
Non-cash asset impairment charges	20.3	4.9	—	—	15.4	0.26
(Gain) loss on disposal of properties, plants and equipment, net	(2.5)	(0.3)	—	—	(2.2)	(0.04)
(Gain) loss on disposal of businesses, net	(64.0)	(18.4)	—	—	(45.6)	(0.78)
Non-cash pension settlement charges	3.5	0.2	—	—	3.3	0.06
Other costs*	3.4	0.9	—	—	2.5	0.05
Excluding Adjustments	$493.1	$114.1	$(2.2)	$20.0	$361.2	$6.19	23.1%
*Includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
The impact of income tax (benefit) expense and noncontrolling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

Exhibit 99.1

GREIF INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	October 31, 2024	July 31, 2024	October 31, 2023
Total Debt	$2,740.6	$2,909.5	$2,215.1
Cash and cash equivalents	(197.7)	(194.2)	(180.9)
Net Debt	$2,542.9	$2,715.3	$2,034.2

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 10/31/2024	Trailing Twelve Months Ended 7/31/2024	Trailing Twelve Months Ended 10/31/2023
Net income	$288.7	$293.2	$379.1
Plus: Interest expense, net	134.9	120.5	96.3
Plus: Income tax expense	33.9	24.9	117.8
Plus: Depreciation, depletion and amortization expense	261.3	254.6	230.6
EBITDA	$718.8	$693.2	$823.8
Plus: Acquisition and integration related costs	18.5	19.6	19.0
Plus: Restructuring charges	5.4	6.8	18.7
Plus: Non-cash asset impairment charges	2.6	18.8	20.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(8.8)	(5.6)	(2.5)
Plus: (Gain) loss on disposal of businesses, net	(46.0)	(46.0)	(64.0)
Plus: Non-cash pension settlement charges	—	3.5	3.5
Plus: Other costs*	3.7	5.5	3.4
Adjusted EBITDA	$694.2	$695.8	$822.2
Credit Agreement adjustments to EBITDA(13)	0.8	21.4	23.7
Credit Agreement EBITDA	$695.0	$717.2	$845.9

Adjusted Net Debt (in millions)	For the Period Ended 10/31/2024	Trailing Twelve Months Ended 7/31/2024	For the Period Ended 10/31/2023
Total debt	$2,740.6	$2,909.5	$2,215.1
Cash and cash equivalents	(197.7)	(194.2)	(180.9)
Net debt	$2,542.9	$2,715.3	$2,034.2
Credit Agreement adjustments to debt(14)	(90.6)	(106.8)	(177.4)
Adjusted net debt	$2,452.3	$2,608.5	$1,856.8

Leverage Ratio(15)	3.53x	3.64x	2.2x
*Includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
(13)Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(14)Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts.
(15) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.

Exhibit 99.1

The following table presents net sales by reportable segments and geographic operating segments, depreciation, depletion and amortization expenses by reportable segments, and capital expenditures by reportable segments for fiscal years 2024 and 2023. The following information is unaudited:

	Twelve Months Ended October 31, 2024			Twelve Months Ended October 31, 2023
(in millions)	United States	Europe, Middle East and Africa	Asia Pacific and Other Americas	United States	Europe, Middle East and Africa	Asia Pacific and Other Americas
Global Industrial Packaging	$1,124.0	$1,388.0	$612.3	$1,093.0	$1,310.9	$532.9
Paper Packaging & Services	2,261.4	—	42.1	2,218.0	—	42.5
Land Management	20.3	—	—	21.3	—	—
Total net sales	$3,405.7	$1,388.0	$654.4	$3,332.3	$1,310.9	$575.4

	Twelve Months Ended October 31,
(in millions)	2024	2023
Depreciation, depletion and amortization expense:
Global Industrial Packaging	$122.3	$95.3
Paper Packaging & Services	136.8	133.1
Land Management	2.2	2.2
Total depreciation, depletion and amortization expense	$261.3	$230.6

Capital expenditures:
Global Industrial Packaging	$70.8	$83.9
Paper Packaging & Services	88.9	120.6
Land Management	0.2	1.1
Total segment	159.9	205.6
Corporate and other	9.1	12.6
Total capital expenditures	$169.0	$218.2

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2025 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

Fiscal 2025 Low-End Guidance Estimate
(in millions)
Net cash provided by operating activities	$371.0
Cash paid for purchases of properties, plants and equipment	(166.0)
Free cash flow	$205.0
Cash paid for acquisition and integration related costs	17.0
Cash paid for integration related ERP systems and equipment	1.0
Cash paid for fiscal year-end change costs	2.0
Adjusted free cash flow	$225.0